UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under § 240.14a–12

WHITESTONE REIT
(Name of registrant as specified in its charter)

EREZ REIT OPPORTUNITIES LP
EREZ ASSET MANAGEMENT, LLC
BRUCE SCHANZER
CATHERINE CLARK
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
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[  ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Erez REIT Opportunities LP, together with the other participants named herein (collectively, “Erez”), on Friday, April 4, 2024, filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of trustee nominees at the upcoming 2024 annual meeting of shareholders of Whitestone REIT, a Maryland real estate investment trust.

On April 19, 2024, Bruce Schanzer, Chairman and Chief Investment Officer of Erez Asset Management LLC, was quoted in the following article published by Diligent Market Intelligence:
Diligent Market Intelligence
Activism Module
By Josh Black
19 April 2024

Poachers sometimes turn gamekeeper, but it remains rare for a gamekeeper to go the other way.

While more CEOs, founders and board members have been launching activist campaigns – a Diligent Market Intelligence (DMI) study earlier this year found 13 instances in the U.S. and Europe in 2023, up from seven in 2022 – most targeted their former companies. Such campaigns often resembled grudge matches and sought to revert strategy or hierarchies after a short-lived succession.

Much more unusual is a CEO deciding to set up an activist hedge fund to use his expertise at other companies.

Bruce Schanzer, a former Goldman Sachs banker turned real estate investment trust (REIT) CEO, was behind one of 2023’s more unusual activist fund launches. His Erez Asset Management is already involved in its first proxy contest, seeking two board seats at Whitestone REIT in a battle set to climax on May 14.

It’s a process Schanzer knows from the other side, having helped companies defend against activism as a banker before becoming CEO of Cedar Realty Trust, a shopping center REIT swarmed by activists after the pandemic crashed its stock price.

Despite the pressure, the Cedar situation was swiftly and neatly resolved. The REIT reached agreements with two activists, appointing three new board members, while a third activist dropped its own nominations in response. Cedar quickly tidied up its portfolio and launched a process that ended with the sale of the company in three pieces in 2022 and shareholders taking home $29 per share – 71% higher than the trading price before the process was launched, according to a press release announcing the deal.

Investors and board members from the time credit Schanzer with being transparent and responsive to feedback, while also pointing to Cedar as an example of the value of shareholder activism.

“He was in a higher percentile of CEOs in terms of being more honest and critical,” one former investor in Cedar told me. “Oftentimes CEOs will give you a song and dance. It was rare for somebody to just lay it all out there.”

“Bruce saw our views as having merit and ended up welcoming that advice,” said Darcy Morris, the founder of investment firm Ewing Morris & Co., and one of three directors that joined the Cedar board in April 2021 as part of the settlement. “He fully embraced the new strategy and became the lead activist on Cedar.”

“The negative perception of shareholder activism is rarely challenged,” Morris continued. “The fact that Bruce went through an activist situation and embraced it speaks to the value of that strategy.”

Sharon Stern, a real estate investor who also joined the Cedar board as part of the settlement, said Schanzer was happy to have the new directors and appreciated that, as CEO, he served at the behest of the board. “With that understood, there’s no reason for an activist campaign to be contentious,” she told me.

“I absolutely expect him to be successful as an investor,” she continued. “I’m surprised that it would go to a proxy contest.”

Yet a settlement at Whitestone looks unlikely. The REIT says that Erez “demanded a change in Whitestone’s board with the sole purpose of embarking on an immediate sale or liquidation of our company without offering any substantive operational, financial or strategic ideas for improvement.”

“It’s not true that I’m insistent on selling the company,” Schanzer told DMI. “I can’t force that as one director, anyway.”

(A previous version of this article incorrectly stated the name of Erez Asset Management.)

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

Certain Information Concerning the Participants

Erez REIT Opportunities LP, Erez Asset Management LLC, Bruce Schanzer and Catherine Clark (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On April 5, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying BLUE Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying BLUE proxy card has been furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Innisfree M&A Incorporated at the contact information above.